UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 14, 2020  (July 9, 2020)

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2020, Chugach Electric Association, Inc. (“Chugach”) and the Municipality of Anchorage (“MOA”) entered into Amendment No. 3 to the Asset Purchase and Sale Agreement (“APA Amendment No. 3”), Amendment No. 3 to the Eklutna Power Purchase Agreement (“PPA Amendment No. 3), Amendment No. 3 to the Payment in Lieu of Taxes Agreement (“PILT Amendment No. 3”), collectively “the Third Amendments”, as well as the BRU Fuel Agreement Termination Agreement (“BRU Termination Agreement”). The original agreements to which the Third Amendments pertain have been conditionally approved by the Regulatory Commission of Alaska (“RCA”) and were previously filed with the SEC with Chugach’s Annual Report on Form 10-K for the year ended December 31, 2018. The original BRU Fuel Agreement to which the BRU Termination Agreement pertains was also filed as an exhibit to that Form 10-K report.

The Amendments incorporate changes to the agreements as required by the RCA’s order dated May 28, 2020. APA Amendment No. 3 removes provisions regarding Chugach’s commitment not to raise base rates as a result of the acquisition, extends the time to close from 120 days to 160 days after RCA approval, removes references to the BRU Fuel Agreement, requires the MOA to provide certain copies of easements, reduces the upfront payment by $10.0 million from $767.8 million to $757.8 million, eliminates any upward price adjustment if Municipal Light & Power’s (“ML&P”) net book value of purchased assets is greater than $715.4 million, recognizes a $36.0 million rate reduction account to be funded by the MOA for the benefit of ML&P legacy customers, and extends the APA termination date to October 31, 2020. PPA Amendment No. 3 recognizes Chugach’s right to set-off payments to the extent the MOA does not fulfill its obligations required in the stipulation and removes references indicating the PPA is a power purchase agreement under Alaska statute. PILT Amendment No. 3 requires that beginning no later than January 1, 2024, costs incurred by Chugach as a result of the PILT Agreement shall be recovered through base rates charged to all Chugach customers. The BRU Fuel Agreement Termination Agreement terminates the BRU Fuel Agreement.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.82.3	Amendment No. 3 to Asset Purchase and Sale Agreement between the Registrant and the Municipality of Anchorage, Alaska dated effective July 9, 2020
10.83.3	Amendment No. 3 to Eklutna Power Purchase Agreement between the Registrant and the Municipality of Anchorage, Alaska dated effective July 9, 2020
10.84.3	Amendment No. 3 to Payment in Lieu of Taxes Agreement between the Registrant and the Municipality of Anchorage, Alaska dated effective July 9, 2020
10.85.1	BRU Fuel Agreement Termination Agreement between the Registrant and the Municipality of Anchorage, Alaska dated effective July 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2020		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Lee D. Thibert
Lee D. Thibert
Chief Executive Officer